                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              LADD FURNITURE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   Notice of

                                      1999

                                     Annual

                                    Meeting

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                Proxy Statement

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          (LADD Furniture, Inc. Logo)

                               TABLE OF CONTENTS

Notice of Annual Meeting....................................    1
Proxy Statement
  General...................................................    2
  Voting Securities.........................................    2
  Security Ownership of Certain Beneficial Owners and
     Management.............................................    2
  Nominees for Election of Directors........................    4
  Executive Cash Compensation and Related Information.......    7
  Long-Term Incentive Plan -- Awards in 1998................   13
  Defined Benefit Plan......................................   13
  Other Compensation........................................   14
  Comparative Company Performance...........................   15
  The Board of Directors Committees and Meetings............   15
  Approval of Amendment of LADD Furniture, Inc. 1994
     Incentive Stock Option Plan............................   16
  Ratification of Independent Public Accountants............   20
  Date for the Receipt of Shareholder Proposals.............   21
  Other Business............................................   21
  Form 10-K.................................................   21
  Solicitation of Proxies...................................   21

                              LADD FURNITURE, INC.

    -----------------------------------------------------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
    -----------------------------------------------------------------------

TO THE SHAREHOLDERS OF
  LADD FURNITURE, INC.

     The annual meeting of the shareholders of LADD Furniture, Inc. will be held at Grandover Resort and Conference Center (336/294-1800), One Thousand Club Road, Greensboro, North Carolina, on April 29, 1999, at 10:00 a.m., for the purpose of considering and acting upon the following:

     1. The election of seven directors;

     2. Approval of the amendment of the Company's 1994 Incentive Stock Option Plan;

     3. Ratification of the appointment of KPMG LLP as independent public accountants for the 1999 fiscal year; and

     4. All other business as may properly come before the meeting.

     Only shareholders of record as of the close of business on March 10, 1999, will be entitled to notice of, and to vote at, this meeting or at any adjournment thereof.

     The Company's Annual Report to Shareholders for the fiscal year ended January 2, 1999, as well as the Company's Annual Report on Form 10-K are enclosed. The Annual Report to Shareholders and Annual Report on Form 10-K are not to be considered part of the proxy soliciting material.

     Shareholders are requested to date, sign and return the enclosed proxy. An envelope is provided requiring no postage for mailing in the United States. Your prompt response will be appreciated.

                                         WILLIAM S. CREEKMUIR
                                         Secretary

March 26, 1999
LADD Furniture, Inc.
Post Office Box 26777
Greensboro, NC 27417-6777

                              LADD FURNITURE, INC.
                             Post Office Box 26777
                           Greensboro, NC 27417-6777

                                PROXY STATEMENT

GENERAL

     This Proxy Statement and form of proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of LADD Furniture, Inc. (the "Company") for use at the 1999 Annual Meeting of Shareholders to be held at Grandover Resort and Conference Center, One Thousand Club Road, Greensboro, North Carolina, on April 29, 1999 at 10:00 a.m. and at any subsequent time which may be made necessary by its adjournment. This Proxy Statement and Proxy were mailed to shareholders on or about March 26, 1999.

     Only shareholders of record at the close of business on March 10, 1999, will be entitled to notice of, and to vote at the meeting. There were 7,850,746 shares of Common Stock outstanding on March 10, 1999.

     If the accompanying Proxy is properly signed and returned, the shares represented thereby will be voted. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no choice is specified in a Proxy that is properly executed and returned, the Proxy will be voted FOR the nominees for directors named herein and FOR Items 2 and 3 of the accompanying Notice. Any shareholder giving the solicited Proxy may revoke it at any time before it is exercised, and any shareholder who has executed a Proxy and attends the meeting may elect to vote in person rather than by proxy. The Proxy may be revoked by the shareholder filing with the Secretary of the Company either a written instrument of revocation or a duly executed proxy bearing a later date.

VOTING SECURITIES

     The laws of North Carolina, under which the Company is incorporated, provide that each shareholder present or represented and entitled to vote on a matter at the meeting or any adjournment thereof, including with respect to the election of directors, will be entitled to one vote on such matter for each share held by him at the close of business on the record date. Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the numbers of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth in the table below are all persons known by management to own beneficially five percent or more of the Company's outstanding Common Stock as of December 31, 1998, except for Mr. Allen whose beneficial ownership has been determined as of March 10, 1999. The persons have sole voting and investment power except as noted:

                                                               NUMBER OF SHARES    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED     SHARES
------------------------------------                          ------------------   -----------
FMR Corp....................................................       763,000(1)          9.7%
82 Devonshire Street
Boston, MA 02109
Richard R. Allen............................................       660,811(2)          8.4%
2815 Lake Forest Drive
Greensboro, NC 27408
Cumberland Associates LLC...................................       466,000(3)          5.9%
1114 Avenue of the Americas
New York, NY 10036
Dimensional Fund Advisors, Inc..............................       440,091(4)          5.6%
1299 Ocean Venue, 11th Floor
Santa Monica, CA 90401
Piedmont Capital Management Corporation.....................       437,200(5)          5.6%
One James Center
Suite 1500
Richmond, VA 23219

---------------

(1) Includes 763,000 shares owned by various funds as to which Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., acts as investment advisor (including 59,500 shares owned by Fidelity Management Trust Company serving as investment manager of institutional accounts). As to these shares, FMR carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees.
(2) Does not include 13,334 shares owned by Mr. Allen's wife and 7,600 shares held in trust for an adult daughter, as to all such shares Mr. Allen disclaims beneficial ownership. Includes currently exercisable options as to 4,500 shares.
(3) All such shares are held on behalf of 13 security accounts, the principal one of which is Cumberland Partners. The beneficial owners of the accounts have the right to receive or the power to direct receipt of dividends from or the proceeds from a sale of the shares in their accounts. Cumberland Associates LLC has the sole voting and dispositive power as to 399,000 shares and shared voting and dispositive powers as to 67,000 shares.
(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 440,091 shares of the Company stock as of December 31, 1998, in its role as investment adviser and investment manager to various investment companies and investment vehicles. Dimensional disclaims beneficial ownership of all such shares.
(5) Piedmont Capital Management Corporation is a registered investment adviser that holds sole voting and investment power of the shares.

     The following table shows the number of shares of the Company's Common Stock beneficially owned at March 10, 1999 by each director of the Company, in addition to Mr. Richard R. Allen named in the table above who is a current director, and all named executive officers of the Company. Also shown is information as to the beneficial ownership of all directors and executive officers as a group. The persons have sole voting and investment power except as noted:

                                                                                PERCENTAGE OF
                                                       NUMBER OF SHARES          OUTSTANDING
NAME                                              BENEFICIALLY OWNED(1)(2)(3)      SHARES
----                                              ---------------------------   -------------
Kenneth E. Church...............................             70,824                   --(7)
William S. Creekmuir............................             61,723(4)                --(7)
J. Patrick Danahy...............................              2,400                   --(7)
Charles R. Eitel................................              4,000                   --(7)
Michael P. Haley................................             59,466                   --(7)
David A. Jones..................................              2,000                   --(7)
Thomas F. Keller................................              9,434(5)                --(7)
Ian J. McCarthy.................................              2,000                   --(7)
Donald L. Mitchell..............................             52,921                   --(7)
Zenon S. Nie....................................              7,000                   --(7)
L. Glenn Orr, Jr................................              6,600                   --(7)
Fred L. Schuermann, Jr..........................             50,037                   --(7)
All executive officers and......................            989,216(6)              12.2%
directors as a group (13 persons)

---------------

(1) Includes beneficial ownership of the following number of shares that may be acquired within 60 days of the record date pursuant to stock options awarded under the Company's incentive stock option plans: Church (59,036); Creekmuir (56,255); Danahy (2,000); Eitel (4,000); Haley (52,722); Jones (2,000);
    Keller (6,334); McCarthy (2,000); Mitchell (50,259); Nie (4,000); Orr
    (4,500); Schuermann (38,271); and all executive officers and directors as a group (285,877).
(2) Includes beneficial ownership of the following number of shares of restricted stock: Church (1,628); Creekmuir (1,434); Haley (1,434); Schuermann (3,032); and all executive officers and directors as a group (7,528).
(3) Does not include beneficial ownership of the following number of shares with respect to each individual held in the Company's 401(k) Savings Plan as to which the individual has no voting or investment power: Church (254); Creekmuir (242); Haley (254); Mitchell (249); Schuermann (256); and all executive officers and directors as a group (1,255).
(4) Does not include 195 shares held by Mr. Creekmuir's wife, as to such shares Mr. Creekmuir disclaims beneficial ownership.
(5) Includes currently exercisable options as to 6,334 shares which are held in the name of Keller Brothers Investment LLP as to which Dr. Keller has voting and investment power.

(6) Under the terms of the Company's governance policy, Messrs. Allen and Danahy are retiring from the Board of Directors at the 1999 Annual Meeting and will not be standing for reelection. Messrs. Allen and Danahy's beneficial ownership is included in the group total.
(7) Less than 1%.

     As of the record date, 121,126 shares of the Company's Common Stock are held by the Company's 401(k) Savings Plan (the "Savings Plan"). Pursuant to the terms of the Savings Plan, the trustee of the Savings Plan, Frank Russell Trust Company, is entitled to vote the shares held by the Savings Plan as directed by the Corporate Benefits Committee appointed by the Company. The Committee is composed of Messrs. Schuermann, Church, Creekmuir, Haley, Mitchell, and Victor
D. Dyer and intends to recommend to Frank Russell Trust Company to vote the shares FOR the nominees named for directors herein and FOR Items 2 and 3.

                       NOMINEES FOR ELECTION OF DIRECTORS
               (PROPOSAL NUMBERED (1) IN THE ACCOMPANYING NOTICE)

     At the 1999 Annual Meeting, seven directors will be elected to hold office until the 2000 Annual Meeting or until their successors have been elected and qualified. It is proposed to nominate the seven persons listed below with brief statements of their principal occupations and other biographical information. All of the nominees are current directors. It is intended that the Proxyholders named in the Proxy will vote for the persons listed in the table below. Should any nominee named become unable to serve as a director, the shares represented by valid proxies will be voted for the election of such other person as the Board of Directors may recommend in his place, or the Board may recommend the nomination of only the remaining nominees.

                                                   DIRECTOR    BUSINESS EXPERIENCE DURING PAST FIVE YEARS, DIRECTORSHIPS
NAME                                        AGE     SINCE              IN PUBLIC COMPANIES AND FAMILY RELATIONS
----                                        ---    --------    ---------------------------------------------------------
  (Charles R. Eitel Photo)                  49       1997      President and Chief Operating Officer of Interface, Inc.
Charles R. Eitel(2)(3)                                           since February 1997; Executive Vice President of
                                                                 Interface, Inc. from 1994 to February 1997; president
                                                                 and chief executive officer of the Floorcoverings Group
                                                                 of Interface, Inc. from 1994 to February 1997;
                                                                 president and chief executive officer of Interface
                                                                 Americas from 1993 to 1994; currently a director of
                                                                 Interface, Inc. and Weeks Corporation.
  (David A. Jones Photo)                    49       1998      Chairman and Chief Executive Officer of Rayovac
                                                                 Corporation from 1996 to present; chairman, president
David A. Jones(1)                                                and chief executive officer of Thermoscan, Inc. from
                                                                 1995 to 1996; president and chief executive officer of
                                                                 Regina Company from 1989 to 1994; currently a director
                                                                 of Rayovac Corporation and United Industries Corp.

                                                   DIRECTOR    BUSINESS EXPERIENCE DURING PAST FIVE YEARS, DIRECTORSHIPS
NAME                                        AGE     SINCE              IN PUBLIC COMPANIES AND FAMILY RELATIONS
----                                        ---    --------    ---------------------------------------------------------
  (Thomas F. Keller Photo)                  67       1983      Currently R. J. Reynolds Professor and former Dean Fuqua
                                                                 School of Business, Duke University from 1974 to 1996;
Thomas F. Keller(1)(3)                                           currently a director of Hatteras Income Securities,
                                                                 Inc., Nations Funds, Inc., Nations Funds Trust, Nations
                                                                 Government Income Term Trust 2003, Inc., Nations
                                                                 Government Income Term Trust 2004, Inc., Nations
                                                                 Balanced Target Maturity Trust, Nations Institutional
                                                                 Reserves, Nations Fund Portfolios, Nations Lifegoal
                                                                 Funds, Inc., Nations Annuity Funds, American Business
                                                                 Products, Wendy's International, Inc., The Mentor
                                                                 Funds, Cash Reserve Trust, Mentor Institutional Trust,
                                                                 DIMON Incorporated, and Biogen, Inc.
  (Ian J. McCarthy Photo)                   45       1998      President and Chief Executive Officer of Beazer Homes
                                                                 USA, Inc. (and its predecessor companies) from 1991 to
Ian J. McCarthy(2)                                               present; currently a director of Beazer Homes USA, Inc.
  (Zenon S. Nie Photo)                      48       1997      Chairman of the Board since January 1994 and Chief
                                                                 Executive Officer since November 1993 of Simmons
Zenon S. Nie(1)(3)                                               Company; currently a trustee and member of the
                                                                 executive committee of the Board of Trustees of the
                                                                 International Sleep Products Association.
  (L. Glenn Orr, Jr. Photo)                 58       1996      President and chief executive officer of Orr Management
                                                                 Company since February 1995; chairman, president and
L. Glenn Orr, Jr.(2)(3)                                          chief executive officer of Southern National
                                                                 Corporation from October 1990 to February 1995;
                                                                 currently a director of Highwoods Properties, Inc. and
                                                                 Polymer Group, Inc.

                                                   DIRECTOR    BUSINESS EXPERIENCE DURING PAST FIVE YEARS, DIRECTORSHIPS
NAME                                        AGE     SINCE              IN PUBLIC COMPANIES AND FAMILY RELATIONS
----                                        ---    --------    ---------------------------------------------------------
  (Fred L. Schuermann, Jr. Photo)           53       1991      Chairman of the Board since May 1998 and President and
                                                                 Chief Executive Officer since January 1996; President
Fred L. Schuermann, Jr.                                          and Chief Operating Officer from January 1995 to
                                                                 January 1996; Executive Vice President from October
                                                                 1991 to January 1995; currently a director of the
                                                                 American Furniture Manufacturers Association.

---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Corporate Governance Committee

     In addition to Fred L. Schuermann, Jr., listed above under "Nominees for Election of Directors," the Company currently has the following executive officers:

NAME                                              AGE    POSITIONS HELD
----                                              ---    --------------
Kenneth E. Church.............................    47     Executive Vice President of the Company and
                                                           president of the Company's Upholstery Group
                                                           since January 1996; vice president of the
                                                           Company from April 1994 to December 1995;
                                                           president of Clayton-Marcus Company, Inc., a
                                                           subsidiary of the Company, since February
                                                           1991.
William S. Creekmuir..........................    43     Executive Vice President of the Company since
                                                           January 1996 and Chief Financial Officer,
                                                           Secretary and Treasurer since July 1992;
                                                           Senior Vice President from July 1992 to
                                                           December 1995; currently a director of Brown
                                                           Jordan International, Inc., director and
                                                           first vice president of the American
                                                           Furniture Manufacturers Association --
                                                           Finance Division, and chair of the Business
                                                           Advisory Council to the Walker College of
                                                           Business at Appalachian State University.
Michael P. Haley..............................    48     Executive Vice President of the Company since
                                                           March 1996; president of American Furniture
                                                           Company, Incorporated and LADD Contract
                                                           Sales Corporation, subsidiaries of the
                                                           Company, since May 1994; president and chief
                                                           executive officer of Lowenstein Furniture
                                                           Group from November 1988 to May 1994.
Donald L. Mitchell............................    54     Executive Vice President of the Company and
                                                           president of the Company's Casegoods Group
                                                           since January 1996; president of Universal
                                                           Furniture, Inc. from 1992 to 1995.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 2, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met except with respect to Mr. Nie. Form 4's reporting transactions by Mr. Nie in March, June, July and December 1998, due April 10, July 10, and August 10, 1998 and January 10, 1999, respectively, were filed on March 17, 1999.

              EXECUTIVE CASH COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally are made by the four-member Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. Recommendations on compensation for the Company's Senior Executives (as defined below) are made to the Compensation Committee by the Chief Executive Officer. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's incentive stock option plan, which must be made solely by the Committee in order for the grants under such plan to satisfy Exchange Act Rule 16b-3. Set forth below is a report prepared by Messrs. Danahy, Eitel, McCarthy, and Orr in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for 1998 as they affected Mr. Fred L. Schuermann, Jr., Chairman, President and Chief Executive Officer, and Messrs. Church, Creekmuir, Haley and Mitchell, the four executive officers other than Mr. Schuermann who, for 1998, were the Company's most highly paid executive officers (collectively with Mr. Schuermann, the "Senior Executives").

     The following report describes the Company's compensation plans and policies as they existed and were applied during 1998.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee's executive policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In that regard, the Compensation Committee has adopted the following Policy on Executive Compensation:

        It shall be the policy of LADD Furniture, Inc. to maintain an executive compensation program that will:

        - Support a pay-for-performance policy that differentiates the amount of compensation on the basis of corporate, business unit and individual performance;

        - Motivate senior officers to achieve strategic business initiatives and goals and reward them for their achievement;

        - Provide compensation opportunities which are comparable to those offered by other leading companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

        - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of LADD Common Stock.

     The LADD executive compensation program shall be comprised of base salary; annual cash incentive opportunities; long-term incentive opportunities in the form of stock options, LADD Common Stock and cash incentives; and other benefits typically offered to executives by major corporations.

     As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity shall be based on performance incentives and less on salary and employee benefits, causing greater variability in the individual's absolute compensation level from year-to-year. In addition, the higher one rises in the LADD organization, the greater the compensation mix shifts to rely on the value of LADD's Common Stock through stock-based awards.

SUMMARY OF INCENTIVE COMPENSATION PLANS

     While not required by the SEC disclosure rules, the Compensation Committee believes a brief description of each of the Company's incentive compensation plans as applicable for years 1996 through 1998 will enable shareholders to understand better the information presented below.

     MANAGEMENT INCENTIVE PLAN. The Company maintains a Management Incentive Plan designed to compensate officers and key managers for accomplishment of business unit, Group (Casegoods, Upholstery, and Contract Sales), and Company annual profit plans, subject to achieving certain specified earnings levels and the participant achieving specific individual performance objectives. All amounts earned for fiscal 1996, 1997, and 1998 by the Senior Executives have been included in the "Bonus" column in the Summary Compensation Table. For fiscal 1999, depending upon an individual's assigned incentive category, participants can earn incentive compensation payments up to a maximum of 20% to 120% of their annual salaries. Payments under the plan, if any, will be made following completion of the annual audit and after evaluation of the Company's (including separate business units) and participants' performances. The awards will be paid in cash.

     LONG-TERM INCENTIVE PLAN. The Company's Long-Term Incentive Plan ("LTIP") has been designed to compensate officers for accomplishment of business unit, Group, and Company long-range (three-year) objectives. Reflecting the Compensation Committee's decision to place an increased emphasis on tying incentive compensation to Company profitability and stock performance, the objective for the 1996-1998 plan (the "1996 LTIP") and the 1997-1999 plan (the "1997 LTIP") was specified levels of aggregate earnings per share for 1997, 1998, and 1999. The performance objective for the 1998-2000 plan (the "1998 LTIP") is total return of Company Common Stock versus comparable stock performance of its industry peer group as measured by the Household Furniture Index prepared by Media General Financial Services, Inc. Grants under the 1996 LTIP, 1997 LTIP, and 1998 LTIP consisted of performance grants and incentive stock options. Performance grant payouts under the 1996 LTIP were (and under the 1997 LTIP and 1998 LTIP, if any, will be) made in the form of 50% cash and 50% issuance of the Company's Common Stock, consistent with the Compensation Committee's desire to emphasize executive stock ownership.

     Issuances of stock options under the LTIPs were made pursuant to the Company's incentive stock option plan, which is further described below. The issuance of restricted stock under the 1995-1997 Plan (the "1995 LTIP") was made pursuant to restricted stock agreements which provide that if the employee should cease to be employed by the Company for any reason other than death or disability or ceases to be employed by the Company in an appropriate executive capacity prior to five years from the date of the agreement, the Company may repurchase the shares for $.30 per share. The employee may not sell, assign, or transfer the shares in any way (except to a spouse or a child, and then the shares are still subject to the Company's right of repurchase) so long as the shares are subject to the Company's right of repurchase. To the extent dividends are paid on Company Common Stock, dividends are paid on restricted stock awards at the same rate as paid to all shareholders.

     Set forth below is a summary of the performance objectives, award opportunities, form of payout and the weighting of the performance objectives under the 1996, 1997, and 1998 LTIPs.

                                                                 1996 LTIP
                                                              (1996-1998) AND
                                                                 1997 LTIP           1998 LTIP
                                                                (1997-1999)         (1998-2000)
                                                              ---------------   -------------------
Types of awards
  Incentive stock options...................................   25%-40.0%*       4,000-15,000 shares
  Performance grants........................................      25%*               10%-40%*
     Payout maximum.........................................     37.5%*              30%-120%*
     Unit payout method.....................................   50% Cash/             50% Cash/
                                                               50% Stock             50% Stock
Weighting of performance objectives
  Earnings per share........................................      100%                  N/A
  Total return on Company Common Stock......................      N/A                  100%

---------------

* (percent of beginning base salary)

     Cash incentive payments for the 1994, 1995, and 1996 LTIPs are included in the "LTIP Payout" column in the Summary Compensation Table. All issuances of stock options to the Senior Executives during 1996, 1997, and 1998 have been shown under the "Securities Underlying Options" column in the Summary Compensation Table. Awards in 1998 with respect to the performance grants (non-stock option portion) of the 1998 LTIP to the Senior Executives are shown in the Long-Term Incentive Plan -- Awards in 1998 table.

     SPECIAL INCENTIVE COMPENSATION. In addition to the Management Incentive Plan and the Long-Term Incentive Plans, from time to time the Compensation Committee may provide for special incentive compensation arrangements to compensate executives, including Senior Executives, for unique circumstances and performance not captured by the Company's established compensation plans.

     1994 INCENTIVE STOCK OPTION PLAN. On February 24, 1994, the Company adopted the LADD Furniture, Inc. 1994 Incentive Stock Option Plan (the "Plan"). Pursuant to the Plan, 800,000 shares of the Company's Common Stock have been reserved for the issuance of stock options under the Plan. Incentive stock options are issued by the Administrative Committee of the Plan (the Compensation Committee of the Board of Directors) at current fair market prices (based upon the closing price of the Company's Common Stock on the Nasdaq stock market on the date of grant). Only key employees (as determined by the Administrative Committee) are eligible to receive options. The Committee does not consider a participant's current stock ownership, prior stock option grants, or restricted stock grants when making new stock option grants. The Committee has considered in the past, however, beneficial ownership of Company Common Stock when setting the price of incentive stock options for any optionees who own more than 10% of the Company's Common Stock. For these individuals, the option price is 110% of fair market value on the date of grant. The Plan also currently provides for the granting of nonqualified stock options as to 2,000 shares of the Company's Common Stock to nonemployee directors of the Company upon their initial election to the Board and additional nonqualified stock options as to 2,000 shares each year thereafter so long as the nonemployee director remains eligible under the terms of the Plan. The Plan also provides for the granting of nonqualified stock options to eligible employees at option prices less than fair market value. Options granted under the Plan are typically for a term of ten years, first becoming exercisable in 25% increments over a four-year period beginning one year after the date of grant, except for Director Options which are 100% exercisable one year after the date of grant. As is discussed in more detail below, it is proposed that shareholders approve the amendment of the Plan that
(i) would increase the number of shares reserved for issuance under the Plan from 800,000 shares to 1,400,000 shares and (ii) would increase the grants of Director Options from 2,000 shares to 4,000 shares.

RELATIONSHIP OF COMPANY PERFORMANCE TO SENIOR EXECUTIVE 1998 COMPENSATION

     Compensation paid to the Company's executive officers in 1998, as reflected in the following tables as to the Senior Executives, consisted of the following elements: base salary, annual bonuses payout under the 1998 Management Incentive Plan, long-term bonus payouts for 1998 under the 1996 LTIP, and various payments associated with employee benefits provided to Senior Executives.

     The measures of performance that were utilized under the Company's compensation plans for 1998 were as follows: (1) actual versus targeted annual profit performance and (2) aggregate earnings per share. A portion of the annual incentive opportunity was also based on specific individual performance objectives established for each Senior Executive, except for Mr. Schuermann. Subjective considerations of individual performance were considered only in establishing base salaries.

     ACTUAL VERSUS TARGETED PROFIT PERFORMANCE. Actual versus targeted profit performance and, with the exception of Mr. Schuermann, performance against specific individual objectives were the criteria utilized to determine the extent to which targeted annual bonuses were paid to the Company's Senior Executives. The actual versus target profit performance bonus opportunity represented 100% to 120% of the Senior Executives' beginning base salary for 1998. Target annual profits utilized for purposes of evaluating annual bonuses were based on business plans developed by the management teams of the individual business units and the Senior Executives and were approved by the Company's Board of Directors. Payouts for 1998 based upon these performance criteria are reflected in the "Bonus" column of the Summary Compensation Table.

     AGGREGATE EARNINGS PER SHARE. As discussed previously, the 1996 LTIP included as the performance measurement criterion specified levels of aggregate earnings per share for the three year period ending 1998. All payments under the 1996 LTIP based on this performance criterion are included in the "LTIP Payouts" column in the Summary Compensation Table. Awards with respect to the non-stock option portion of the 1998 LTIP made in 1998 to Senior Executives are shown in the Long Term Incentive Plan -- Awards in 1998 table.

     INDIVIDUAL PERFORMANCE OBJECTIVES. Under the 1998 Management Incentive Plan, a bonus opportunity of 10% of beginning base salary was also based on specific individual performance objectives ("IPOs") established for each Senior Executive, with the exception of Mr. Schuermann. Mr. Schuermann's incentive compensation under the Management Incentive Plan was based entirely upon attaining profitability objectives. At the beginning of each year, IPOs specific to each Senior Executives' areas of responsibility are established in consultation with the Chief Executive Officer. Such IPOs may include sales growth, cost control, balance sheet management, and quality improvement. The Senior Executives' satisfaction of their respective IPOs during 1998 was evaluated by Mr. Schuermann and was approved by the Compensation Committee. All payments for achievement of IPOs in 1998 are included in the "Bonus" column in the Summary Compensation Table.

     OTHER COMPENSATION PLANS AND ARRANGEMENTS. At various times in the past, the Company has adopted certain broad-based employee benefit plans in which Senior Executives, once eligible, have been permitted to participate and has adopted certain executive officer retirement, life and health insurance plans. The benefits under these plans are not directly or indirectly tied to a business unit's performance.

CHIEF EXECUTIVE OFFICER'S 1998 COMPENSATION

     Mr. Fred L. Schuermann, Jr., Chairman, President and Chief Executive Officer, was eligible to participate in the same executive compensation plans available to other Senior Executives. In general, the Compensation Committee sought to make Mr. Schuermann's target annual compensation competitive with compensation offered by other companies in the furniture industry, while also providing that a large percentage of his target compensation be based upon objective short-term and long-term performance criteria. While this may result in some fluctuations in the actual level of Mr. Schuermann's annual compensation, the Compensation Committee believes its objectives appropriately motivate the Company's chief executive officer toward clearly defined long-term goals, while acknowledging the importance to the chief executive officer of his having some certainty in the level of his compensation through its non-performance based elements. Mr. Schuermann's base salary was designed to be competitive with base salaries paid other chief executive officers of public companies in the furniture industry and other corporations of similar size.

     The Compensation Committee established Mr. Schuermann's target annual bonus for 1998 after giving consideration to the Company's performance in 1997, the then present furniture manufacturing and retail sales environment, as well as emphasis which the Compensation Committee places on compensation being paid under the long-term incentive arrangements provided by the Long-Term Incentive Plan. Mr. Schuermann's entire incentive opportunity under the Management Incentive Plan was tied to profit performance based upon incentive target ranges. Payment of bonus amounts to Mr. Schuermann under the Management Incentive Plan is reflected in the "Bonus" column in the Summary Compensation Table.

     In the first quarter of 1998, the Compensation Committee established target payout levels and target performance levels for the 1998 through 2000 performance cycle under the 1998 LTIP following a review of Mr. Schuermann's pay relative to others in similar corporations, expected trends in executive pay, and the Company's performance goals. The performance criterion utilized by the Committee for Mr. Schuermann under the 1998 LTIP -- total return of Company Common Stock versus comparable stock performance of its industry peer group as measured by the Household Furniture Index prepared by Media General Services, Inc. -- was designed to reinforce the Committee's increased emphasis on tying incentive compensation to increases in shareholder value. The Compensation Committee believes that Company performance at performance objective levels will indicate that the Company is an industry leader.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

   J. Patrick Danahy   Charles R. Eitel   Ian J. McCarthy   L. Glenn Orr, Jr.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The Summary Compensation Table below indicates the cash compensation paid by the Company, as well as other compensation paid or accrued to the Senior Executives at the end of fiscal 1998, for services rendered in all capacities during fiscal years 1998, 1997, and 1996, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                 ----------------------
                                                                  AWARDS(1)    PAYOUTS
                                                                 -----------   --------
                                       ANNUAL COMPENSATION       SECURITIES
                                    --------------------------   UNDERLYING      LTIP      ALL OTHER
                                                       BONUS       OPTIONS     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR    SALARY      ($)          (#)        ($)(2)       ($)(3)
---------------------------         ----   --------   --------   -----------   --------   ------------
Fred L. Schuermann, Jr.             1998   $400,000   $480,000     15,000      $72,000      $  4,838
  Chairman, President and           1997    360,000     75,000      9,365          -0-         4,640
  Chief Executive Officer           1996    320,000        -0-     85,560          -0-         1,840
Kenneth E. Church                   1998   $277,800   $ 83,540      9,000      $56,250      $  4,128
  Executive Vice President          1997    260,000    200,180      6,765       55,125         7,297
                                    1996    250,000    200,160     58,250       75,000         4,250
William S. Creekmuir                1998   $245,000   $245,000      9,000      $50,625      $  4,574
  Executive Vice President,         1997    235,000     38,070      6,115          -0-         4,577
  Chief Financial Officer,          1996    225,000        -0-     57,420          -0-         1,757
  Secretary and Treasurer
Michael P. Haley                    1998   $285,000   $285,000      9,000      $50,625      $  4,300
  Executive Vice President          1997    235,000    188,000      6,115       69,375         3,844
                                    1996    225,000    168,750     54,640          -0-         1,009
Donald L. Mitchell                  1998   $295,000   $295,000      9,000      $61,875      $  4,347
  Executive Vice President          1997    285,000     50,000      7,415          -0-         4,554
                                    1996    275,000     50,000     59,070          -0-       166,696

---------------

(1) See the discussion under "Long-Term Incentive Plan" included in the preceding Compensation Committee Report on Executive Compensation for the general terms and conditions of the restricted stock grants. On January 2, 1999, the above named executive officers held the number of restricted shares having a then current value as follows: Schuermann (3,032/$48,178); Church (1,628/$25,869); Creekmuir (1,434/$22,786); and Haley
    (1,434/$22,786). No restricted stock awards were made to any of the named executives in 1998, 1997 or 1996.
(2) Pursuant to the terms of the Company's 1996 Long-Term Incentive Plan, the named executive officers received payouts under the plan in the form of 50% cash and 50% Company Common Stock valued at $16.19 per share, the fair market value on January 2, 1999. The shares received have not been registered and are restricted from trading under Rule 144 of the Securities Act of 1933 for one year from date of issuance. Otherwise, the shares are fully owned by the executive and subject to no other restrictions.
(3) The Company made a $3,200 annual contribution in each of 1998 and 1997 and $400 annual contribution in 1996 on behalf of each of the named executives to match pre-tax elective deferral contributions (included under Salary) made by each under the Company's Savings Plan or the Company's Management Deferred Compensation Plan. The 1998 and 1997 annual contributions were paid in quarterly installments in the form of shares of Company Common Stock valued at fair market value as of the contribution date. Mr. Church's totals include payment of medical insurance premiums of $3,199 and $3,045 in 1997 and 1996, respectively. Mr. Creekmuir's totals include $1,000 of director fees for a subsidiary corporation in 1998, 1997 and 1996. Mr. Mitchell's total includes a $165,000 special incentive bonus upon joining the Company in 1996. The balance of each of the named executive officer's "All Other Compensation" represents premiums paid by the Company on group term life insurance. The Company provides this benefit for most salaried employees.

STOCK OPTIONS

     The following table sets forth information with regard to grants of stock options during the 1998 fiscal year, to each of the named Senior Executives. All such grants were made under the Company's 1994 Incentive Stock Option Plan. Additionally, the values assigned to each reported option are shown assuming five percent and ten percent compounded annual growth rates in the market value of the Company's Common Stock. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date.

                          STOCK OPTION GRANTS IN 1998

                                                                       INDIVIDUAL GRANTS                         POTENTIAL
                                                       -------------------------------------------------    REALIZABLE VALUE AT
                                                                     % OF TOTAL                               ASSUMED ANNUAL
                                                       NUMBER OF      OPTIONS                              RATES OF STOCK PRICE
                                                       SECURITIES    GRANTED TO    EXERCISE                    APPRECIATION
                                                       UNDERLYING   EMPLOYEES IN   OR BASE                  FOR OPTION TERM(3)
                                                        OPTIONS        FISCAL       PRICE     EXPIRATION   ---------------------
NAME                                                     (#)(1)       YEAR(2)       ($/SH)       DATE        5%($)      10%($)
----                                                   ----------   ------------   --------   ----------   ---------   ---------
Fred L. Schuermann, Jr...............................    15,000         7.8%        $21.13     3/5/2008    $199,328    $505,137
Kenneth E. Church....................................     9,000         4.7%         21.13     3/5/2008     119,597     303,082
William S. Creekmuir.................................     9,000         4.7%         21.13     3/5/2008     119,597     303,082
Michael P. Haley.....................................     9,000         4.7%         21.13     3/5/2008     119,597     303,082
Donald L. Mitchell...................................     9,000         4.7%         21.13     3/5/2008     119,597     303,082

---------------

(1) The options are for a term of ten years first becoming exercisable in 25% increments over a four-year period beginning one year after the date of grant. Nonqualified stock options are transferable by gift to family members or family trusts during the term of the option grant.
(2) In fiscal 1998, 192,000 options were granted to all employees as a group. The percentage shown is for the aggregate of all options granted to the optionee in 1998 of all options granted to all employees as a group during the year.
(3) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

     The following table sets forth information with regard to exercises of stock options during the 1998 fiscal year, by each of the named Senior Executives and the 1998 fiscal year-end value of all unexercised options held by such individuals.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                       AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                           SHARES                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                          ACQUIRED      VALUE        OPTIONS AT FY-END(#)              FY-END($)(1)
                                         ON EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                                         (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                     -----------   --------   -----------   -------------   -----------   -------------
Fred L. Schuermann, Jr.................    50,549      $722,775      9,580         66,014        $      0       $183,647
Kenneth E. Church......................       -0-           -0-     40,126         43,606         123,462        125,010
William S. Creekmuir...................       -0-           -0-     37,762         42,656         121,569        122,977
Michael P. Haley.......................       -0-           -0-     34,924         41,266         115,747        117,156
Donald L. Mitchell.....................       -0-           -0-     31,388         44,097         124,736        126,824

---------------

(1) Closing price of Company Common Stock at January 2, 1999 was $16.19.

                   LONG TERM INCENTIVE PLAN -- AWARDS IN 1998

     In March 1998, the Compensation Committee made awards to the Senior Executives with respect to the non-stock option portion of the Company's 1998 LTIP for the 1998-2000 performance cycle, and such awards are shown in the following table. All issuances of incentive stock options to the Senior Executives during 1998 pursuant to the 1998 LTIP are shown under the "Securities Underlying Options" column in the Summary Compensation Table.

                                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                                                         NON-STOCK PRICE-BASED PLANS
                                               NUMBER OF       PERFORMANCE PERIOD OR   -------------------------------
                                            SHARES, UNITS OR    OTHER PERIOD UNTIL     THRESHOLD    TARGET    MAXIMUM
NAME                                          OTHER RIGHTS     MATURATION OR PAYMENT       $          $          $
----                                        ----------------   ---------------------   ---------   --------   --------
Fred L. Schuermann, Jr....................        N/A                1998-2000          $80,000    $160,000   $480,000
Kenneth E. Church.........................        N/A                1998-2000           41,670      83,340    250,020
William S. Creekmuir......................        N/A                1998-2000           36,750      73,500    220,500
Michael P. Haley..........................        N/A                1998-2000           42,750      85,500    256,500
Donald L. Mitchell........................        N/A                1998-2000           44,250      88,500    265,500

                              DEFINED BENEFIT PLAN

NONQUALIFIED SUPPLEMENTAL RETIREMENT PLAN

     The Company has a nonqualified supplemental retirement plan known as the LADD Furniture, Inc. Executive Retirement Plan (the "ERP") for certain of its salaried employees. The ERP provides supplemental retirement income for key executive officers. The ERP also provides supplemental survivor benefits for the designated beneficiary of each participant. Messrs. Schuermann, Church, Creekmuir, Haley, and Mitchell are participants under the ERP. Participants in the ERP are not vested until attainment of age 55 with 10 years of service.

     The following table shows estimated annual benefits payable, after offsets for the benefits payable under the Company's former retirement plan and Social Security, upon normal retirement for Participants in the ERP at the specified remuneration in the various Years of Service classifications:

                          EXECUTIVE CASH COMPENSATION

                                                                          YEARS OF SERVICE
                                                        ----------------------------------------------------
FINAL AVERAGE COMPENSATION                                 15         20         25         30         35
--------------------------                              --------   --------   --------   --------   --------
     $100,000.........................................  $ 30,000   $ 40,000   $ 50,000   $ 50,000   $ 50,000
     $200,000.........................................    60,000     80,000    100,000    100,000    100,000
     $300,000.........................................    90,000    120,000    150,000    150,000    150,000
     $400,000.........................................   120,000    160,000    200,000    200,000    200,000
     $500,000.........................................   150,000    200,000    250,000    250,000    250,000
     $600,000.........................................   180,000    240,000    300,000    300,000    300,000
     $700,000.........................................   210,000    280,000    350,000    350,000    350,000

     The years of credited service and Average Final Compensation as of January 2, 1999 for the Senior Executives are as follows:

                                                              YEARS OF   AVERAGE FINAL   QUALIFIED PLAN
                     EXECUTIVE OFFICER                        SERVICE    COMPENSATION        OFFSET
                     -----------------                        --------   -------------   --------------
Fred L. Schuermann, Jr......................................   21.58       $389,410         $20,445
Kenneth E. Church...........................................   13.92        519,648          19,950
William S. Creekmuir........................................    6.50        251,633           8,598
Michael P. Haley............................................   13.08        433,990           6,418
Donald L. Mitchell..........................................   15.08        373,333           1,789

                               OTHER COMPENSATION

COMPENSATION OF DIRECTORS

     In 1998, the Company compensated each director who is not an employee with an annual fee of $16,000, plus $1,200 for each non-telephone meeting of the Board or $400 for each telephone Board meeting. Beginning in 1999, the annual director's fee will be $18,000. Non-employee directors also receive an additional meeting fee of $800 for each committee meeting attended on the same day as a Board meeting and a $1,200 fee for each committee meeting attended on a date other than a day of a Board meeting. The Company's policy also provides that the Chairman of the Board, if he is not an employee of the Company, shall receive an additional annual fee of $10,000. The chairman of each committee of the Board who is not an employee of the Company shall receive an additional annual fee of $2,000. In addition to such fees, the Company reimburses each director for travel and other related expenses incurred in attending the meetings.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into executive employment agreements (the "Executive Agreements") with each of Messrs. Schuermann, Church, Creekmuir, Haley and Mitchell (collectively the "Executives"). The Executive Agreements (all of which are substantially similar) have an initial term of two years which is automatically extended for successive one-year periods until terminated by either party. The Executive Agreements provide that, if the Executive's employment with the Company is terminated at any time during the term of the Executive Agreement for any reason other than "for cause" (as defined in the Executive Agreement), the Executive shall be entitled to receive in 24 equal monthly payments an amount equal to two times the sum of (i) his then current base salary and (ii) the average annual incentive payments to the Executive during the preceding three years, less earned income received by him during the 24-month severance period. The Executive shall also be deemed to be 100% vested with respect to the ERP.

     The Executive Agreements are intended to encourage the Executives to remain in the employ of the Company during periods of uncertainty in the event that the Company undergoes a change in control. For the purposes of the Executive Agreements, a "change in control" shall be deemed to have occurred when (i) any person, corporation or group of associated persons acquires beneficial ownership of more than 30% of the then outstanding shares of voting stock of the Company;
(ii) the merger or consolidation of the Company with one or more entities results in the holders of the outstanding shares of voting stock of the Company immediately prior to such transaction holding less than 60% of the voting shares of the surviving or resulting corporation; (iii) there is a transfer of substantially all of the property of the Company, other than to an entity of which the Company owns at least 80%; or (iv) three or more directors are elected to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors. The Executive Agreements provide for the payment of severance benefits to the Executive if he terminates his employment for "Good Reason" (as such term is defined in the Executive Agreement) during the 12 months immediately preceding or following the effective date of a change in control of the Company. If the Executive terminates his employment for Good Reason, then the Company shall pay him a lump sum severance payment in an amount equal to two times the sum of (i) his then current base salary and (ii) the average annual incentive payments to the Executive during the preceding three years. Further, the Executive shall immediately become 100% vested in the ERP, all outstanding stock options shall become immediately exercisable, and all restrictions under restricted stock agreements shall be eliminated.

     The ERP and the Company's 1994 Incentive Stock Option Plan also have the same change in control provision as in the Executive Agreements. If a change in control occurs, the ERP requires that all benefits accrued under the ERP shall be paid immediately to the Executives in a lump sum. Such lump sum payment shall be equal to the present value of an immediate annuity in the amount of the Executive's accrued benefit (without reduction by reason of payment occurring prior to age 65) commencing as of the Executive's age as of the date of the change of control and continuing for the life expectancy of the Executive. Similarly, in the event of a change of control, all stock option grants become immediately exercisable for all option holders, including the Executives, if provision is not made in the change of control transaction for continuance of the option plan and the assumption of options previously granted under the Plan.

                        COMPARATIVE COMPANY PERFORMANCE

     The following line graph compares cumulative total shareholder return for the Company with a performance indicator of the overall stock market -- the Nasdaq Index, the Russell 2000(R) Index, and an industry index -- the Household Furniture Index, for the preceding five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                          AMONG LADD FURNITURE, INC.,
          NASDAQ INDEX, RUSSELL 2000(R) INDEX, AND PEER INDUSTRY INDEX
                               (COMPARISON CHART)
---------------

(1) Nasdaq Index for U.S. Companies prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago.

(2) Russell 2000(R) Index prepared by Frank Russell Company. The Russell 2000(R) Index measures the performance of the 2,000 smallest companies of the 3,000 largest U.S. companies based on total market capitalization.

(3) SIC Code 251 Household Furniture Index prepared by Media General Financial Services, Inc., which index includes Bassett Furniture, Bush Industries, Chromcraft Revington, DMI Furniture, Ethan Allen Interiors, Flexsteel Industries, Furniture Brands International, Industrie Natuzzi, Krause's Furniture, La-Z-Boy Chair, LADD Furniture, Leggett & Platt, Meadowcraft, O'Sullivan Industries, Pulaski Furniture, Rowe Furniture, and Stanley Furniture. The returns of each company have been weighted according to each company's market capitalization.

                             THE BOARD OF DIRECTORS
                            COMMITTEES AND MEETINGS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has established a Compensation Committee currently consisting of Messrs. Danahy, Eitel, McCarthy, and Orr (chairman). The Compensation Committee acts to review and recommend major changes in policy of various compensation or benefit programs, and salary levels for top management positions. During 1998, the Compensation Committee met four times.

AUDIT COMMITTEE

     The Board of Directors has established an Audit Committee. It provides general oversight of financial reporting and of the adequacy of the internal controls of the Company. The Audit Committee functions by meeting with the independent auditors and the Company's internal auditors and by informal meetings and contact with members of management concerned with financial and control functions. The Audit Committee met three times in 1998. The current members of the Audit Committee are Messrs. Nie (chairman), Allen, and Jones and Dr. Keller.

CORPORATE GOVERNANCE COMMITTEE

     The Board of Directors has established a Corporate Governance Committee. It acts to review and address governance policy issues such as management succession planning; composition of the Board of Directors to assure diversity of business experience, age and background; assessment of Board performance; and composition of Board committees. The Corporate Governance Committee met two times in 1998. The current members of the Corporate Governance Committee are Messrs. Eitel, Nie, and Orr and Dr. Keller (chairman).

BOARD ATTENDANCE

     The Board of Directors held five meetings during 1998. All directors attended at least 75% of the Board and committee meetings they were responsible for attending. The Board has not established a nominating committee.

                 APPROVAL OF AMENDMENT OF LADD FURNITURE, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
               (PROPOSAL NUMBERED (2) IN THE ACCOMPANYING NOTICE)

GENERAL

     At a special meeting of the Board of Directors held on February 24, 1994, the Board of Directors adopted and shareholders subsequently approved at the 1994 Annual Meeting, the LADD Furniture, Inc. 1994 Incentive Stock Option Plan (the "Plan), pursuant to which 400,000 shares of Common Stock of the Company were reserved for issuance of stock options under the Plan. On March 5, 1996, the Board of Directors adopted, and shareholders subsequently approved at the 1996 Annual Meeting, an amendment to the Plan to increase the number of shares reserved under the Plan from 400,000 shares to 800,000 shares. For the reasons more fully discussed below, the Board of Directors is recommending to the shareholders (i) the adoption and approval of the amendment of the Plan to increase the number of shares reserved under the Plan from 800,000 shares to 1,400,000 shares and (ii) to increase the fixed grant of options to directors upon their initial election and subsequent annual grants upon their re-election to the Board from 2,000 shares to 4,000 shares. Management and the members of the Board of Directors intend to vote FOR amendment of the Plan.

     Since 1983, the Company has utilized the grant of stock options pursuant to various stock option plans, including the current Plan, to promote the growth and profitability of the Company and to provide officers and key employees of the Company and its subsidiaries with an incentive to achieve long-term corporate objectives, to attract and retain key employees of outstanding competence, and to provide such key employees with an opportunity to acquire an equity interest in the Company. The Company believes the granting of options to non-employee directors ("Director Options") provides similar incentives and retention benefits with respect to the non-employee members of the Board. The Plan currently provides for reservation of 800,000 shares. As of January 2, 1999, there were only 6,079 shares in the Plan still available for option grants. With need for future grants under the Company's LTIP plans and future Director grants, on March 10, 1999, the Board, subject to shareholder approval, amended the Plan to increase the number of shares reserved under the Plan from 800,000 shares to 1,400,000 shares. The Board also amended the Plan to provide that the initial grant and the subsequent annual grants of Director Options be increased to 4,000 shares each to provide increased equity based incentive compensation for directors. This amendment will apply only to future grants of Director Options. Based on the closing price of the Company's Common Stock on March 10, 1999, the aggregate market value of the 1,400,000 shares subject to the Plan (representing 17.8% of the Company's issued and outstanding Common Stock as of such date) is $23,800,000.

SUMMARY OF THE PLAN

     The Plan is briefly described below. Copies of the Plan may be obtained from the Company and will also be available for inspection at the Annual Meeting.

     PURPOSES. The Plan is designed to encourage and create significant ownership of Common Stock by key officers, employees and directors of the Company. Additional purposes of the Plan include providing a meaningful incentive to participants to make substantial contributions to the Company's future success, enhancing the Company's ability to attract and retain persons who will make such contributions, and ensuring that the Company has competitive compensation opportunities for its key officers and employees. By meeting these objectives, the Plan is intended to benefit the interests of shareholders.

     ADMINISTRATION. The Plan is administered by a committee of the Board of Directors composed of nonemployee, independent directors (the "Administrative Committee"). The Compensation Committee of the Board of Directors, currently consisting of Messrs. Danahy, Eitel, McCarthy and Orr, serves as the Administrative Committee. Except as described below, the Administrative Committee will have full authority to determine the specific individuals to whom awards may be made under the Plan, to determine the provisions of such awards (including the number of shares of Common Stock subject to each award), to interpret the terms of the Plan and awards made under the Plan, and to adopt, amend and rescind rules and guidelines for the administration of the Plan. In making awards under the Plan, the Administrative Committee will consider the participant's level of responsibility and past contributions to the Company and the participant's contributions to the future success of the Company. No determination has been made as to the persons to whom awards may be made in the future or the number of shares which may be covered by any such awards.

     ELIGIBILITY. Eligibility to receive awards under the Plan will be limited to officers and employees of the Company who, in the opinion of the Administrative Committee, are in a position to have a significant effect upon the Company's business and operations. It is estimated that approximately 110 individuals are currently eligible to participate in the Plan. In addition, non-employee directors will be entitled to receive automatic annual grants of options under the terms of the Plan so long as they are directors.

     SHARES SUBJECT TO THE AMENDED PLAN. Assuming shareholder approval, the maximum number of shares of Common Stock which may be issued under the Plan will be 1,400,000 shares, subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. If any award made pursuant to the Plan terminates, expires or is forfeited for any reason, any shares of Common Stock subject to the award so surrendered will remain available for issuance under the Plan.

     EFFECTIVE DATE AND TERM. The Plan became effective upon its approval by shareholders at the 1994 Annual Meeting. The proposed amendment would become effective upon approval of shareholders at the 1999 Annual Meeting. No awards may be made under the Plan after February 24, 2004, but awards granted before then may extend beyond that date.

     OPTIONS. Options granted to employees under the Plan may be either incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) or nonqualified stock options. The Administrative Committee will determine the frequency of granting options and the number of shares of Common Stock subject to options granted under the Plan. The aggregate fair market value (determined as of date of grant) of Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year cannot exceed $100,000.

     GRANTS TO NONEMPLOYEE DIRECTORS. The Plan provides for the grant of nonqualified stock options to acquire Common Stock to each person who is a member of the Board of Directors but is not also an employee of the Company or its subsidiaries (an "Eligible Director"). Assuming shareholder approval of the proposed amendment, each Eligible Director will automatically receive on the date of the Annual Meeting of Shareholders a grant of nonqualified options to purchase 4,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant with a term of ten years. Eligible Directors shall automatically receive a grant of Director Options as to 4,000 shares of Common Stock each year following their election to the Board of Directors. Upon a nonemployee director's initial election or appointment to the Board of Directors, such director shall receive a grant of nonqualified options to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The Administrative Committee shall have no discretion with respect to the number of shares subject to Director Options, the date of grant of Director Options, or the exercise price or the term thereof.

     TERM OF OPTION. Options granted under the Plan (including Director Options) will not be exercisable after the expiration of ten years from the date of grant, except that any incentive stock option granted to an employee who owns more than 10% of the outstanding Common Stock will be for a term not in excess of five years from date of grant. Each option will generally become exercisable in cumulative installments as established by the Administrative Committee at the time of grant. Such installments are subject to acceleration at any time by the Administrative Committee as well as under certain circumstances described in the Plan, including the purchase of Common Stock pursuant to a tender offer or exchange offer, or a merger in which the Company does not survive as an independent corporation.

     PRICE. Shares of Common Stock purchased on the exercise of an option will be paid for by the participant at the time of such exercise in cash or, to the extent permitted by the Administrative Committee, by delivery of shares of Common Stock or such other lawful consideration as the Administrative Committee may determine. The proceeds received by the Company upon the exercise of options granted under the Plan will be used for general corporate purposes. The exercise price of any incentive stock option granted to an employee will be equal to the fair market value of the Common Stock at the date of grant, except the exercise price of any incentive stock option granted to an employee who owns more than 10% of the outstanding Common Stock must be at least 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. With respect to nonqualified stock options, the option price may be less than the fair market value of the Common Stock on the date of grant. The exercise price of any Director Option will be equal to the fair market value of the Common Stock on the date of grant.

     EXERCISABILITY. If a participant's employment terminates by reason of death, retirement or disability, certain post-termination exercise periods generally will apply. If a participant's employment terminates for any other reason, options will be exercisable only to the extent, if any, approved by the Administrative Committee and will cause them to be treated as nonstatutory stock options.

     CASHLESS EXERCISE. Under the Plan, an option may provide for a "cashless exercise" by allowing the optionee to direct an immediate market sale or margin loan with respect to the shares under the option pursuant to an extension of credit by the Company. Pursuant to this procedure, the optionee would direct the delivery of the shares under the option from the Company to a brokerage firm and the delivery of the option price from the sale or margin loan proceeds from the brokerage firm to the Company.

     TRANSFERABILITY OF AWARDS. No incentive option awarded under the Plan may be transferred by a participant otherwise than by will or by the laws of descent and distribution, and during the participant's lifetime, such awards may be exercised only by the participant or by his or her guardian or legal representative. Nonqualified stock options (including Director Options) are transferable by gift to family members or family trusts during the terms of the option grant.

     AMENDMENT OR TERMINATION. The Plan may be amended or terminated at any time by the Board of Directors. The Administrative Committee may make non-material amendments to the Plan. The Administrative Committee may amend, modify, terminate or waive any condition or provision of any outstanding award under the Plan, except that it generally may not increase the number of shares subject to any outstanding award or decrease the option or exercise price of the award. The participant's consent to any such action may be required to the extent provided in the Plan. The Plan may not be amended to increase the number of shares subject to the Plan, decrease the minimum option price, or extend the term of the Plan or the maximum period during which an option may be exercised without shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal Federal income tax consequences associated with awards under the Plan. It does not describe all Federal income tax consequences under the Plan, nor does it describe foreign, state or local income tax consequences.

     INCENTIVE STOCK OPTIONS. The grant of an incentive (or statutory) stock option does not produce ordinary income to the recipient or a deduction to the Company. Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option, and no deduction will be available to the participant's employer, provided the option is exercised while the participant is an employee or within certain time periods in the case of termination of employment by reason of disability or death. If an incentive stock option granted under the Plan is exercised after these periods, the exercise will be treated for tax purposes as the exercise of a nonstatutory stock option. Also, incentive stock options granted under the Plan will be treated as nonstatutory stock options to the extent they first become exercisable in any calendar year for shares having a fair market value, determined as the date of grant, in excess of $100,000.

     If shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, any gain or loss to the participant will be a long-term capital gain or loss. If shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "disqualifying disposition"), the participant will recognize ordinary income at time of disposition, and the employer will be entitled to a tax deduction in an amount equal to the excess of the fair market value of the shares at date of exercise over the exercise price. Any additional gain realized upon a subsequent sale will be treated as capital gain, long-term or short-term depending on how long the shares have been held. Where shares are sold or exchanged (other than in certain related party transactions) for an amount less than their fair market value at date of exercise, any ordinary income recognized in connection with the disqualifying disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares have been held.

     Although the exercise of an incentive stock option as described above will not produce ordinary taxable income to the participant, it may produce an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability. The excess of the fair market value of the shares at the date of exercise over the exercise price is included in the calculation of the participant's alternative minimum taxable income.

     NONSTATUTORY STOCK OPTIONS. Upon the exercise of a nonstatutory stock option (including Director Options) the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares at the time of the exercise over the exercise price. The employer will be entitled to a tax deduction in an equivalent amount provided it satisfies withholding and reporting requirements. Any gain or loss upon a subsequent sale or exchange of the shares will be a capital gain or loss, long-term or short-term depending on the holding period for the shares.

     PAYMENT OF WITHHOLDING TAXES. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any Federal, state, or local withholding tax requirements associated with awards under the Plan.

     IN GENERAL. Where already owned shares are used to exercise a stock option, special rules will apply in determining the tax basis of the shares received upon exercise.

FEDERAL SECURITIES LAW

     The 800,000 shares currently reserved for issuance under the Plan have been registered with the Securities and Exchange Commission pursuant to Registration Statements on Form S-8 (No. 33-53341 and No. 333-3129). The Company intends to file a Registration Statement on Form S-8 with respect to the additional 600,000 shares to be reserved under the Plan immediately following the 1999 Annual Meeting if shareholders approve the proposed amendments to the Plan. Accordingly all shares acquired through the exercise of the options granted pursuant to the Plan will be registered shares within the meaning of the Securities Act of 1933 (the "Act").

PROPOSED AWARDS UNDER THE PLAN

     On March 10, 1999, the Administrative Committee, subject to shareholder approval of the amendment of the Plan, granted incentive stock options and nonqualified stock options to purchase an aggregate of 113,000 shares of Common Stock under the Plan. The exercise price for all such options is $17.00 per share (fair market value on March 10, 1999), and each option will expire 10 years after the date of grant. Subject to shareholder approval, grants of Director Options will automatically be made on April 29, 1999 to all non-employee directors elected at the Annual Meeting at an option price equal to the fair market value of the Company's Common Stock on that date. All such options are subject to the terms and exercisability requirements of the Plan, all as generally described above.

     The benefits or amounts that will be received or allocated in the future under the Plan are not determinable at this time. The table below shows options granted under the Plan on March 10, 1999 or which will be granted at the 1999 Annual Meeting, subject to shareholder approval of the proposed amendments of the Plan, to the individuals and groups indicated.

                                 PLAN BENEFITS
                        1994 INCENTIVE STOCK OPTION PLAN

NAME                                                          DOLLAR VALUE    OPTIONS GRANTED
----                                                          ------------    ---------------
Fred L. Schuermann, Jr......................................   $  255,000(1)      15,000
Kenneth E. Church...........................................      153,000(1)       9,000
William S. Creekmuir........................................      153,000(1)       9,000
Michael P. Haley............................................      153,000(1)       9,000
Donald L. Mitchell..........................................      153,000(1)       9,000
All Executive Officers as a Group...........................      867,000(1)      51,000
All Current Directors who are not executive officers as a
  group.....................................................           --(2)      24,000(2)
All employees as a group (excluding executive officers).....    1,054,000(1)      62,000

---------------

(1) Based on the fair market value of the Company's Common Stock on March 10, 1999.
(2) Assuming re-election at the 1999 Annual Meeting and approval of the proposed amendment to the Plan, each of the current non-employee directors (except Messrs. Allen and Danahy who are retiring and are not included in this total) will receive a grant of Director Options as to 4,000 shares of Company Common Stock at an option price equal to its fair market value on April 29, 1999.

SHAREHOLDER VOTE

     While North Carolina corporate law does not require shareholder approval of the Plan, shareholder approval of the proposed amendment is necessary under the terms of the Plan, Federal tax law, and the federal securities regulations in order to preserve the Plan's exemption from the Section 16(b) insider trading provisions of the Act for the granting of options to officers, directors, and 10% shareholders. Accordingly, the Board of Directors submits the proposed amendment of the Plan to shareholders for their approval. An affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting is necessary for shareholder approval of the amendment of the LADD Furniture, Inc. 1994 Incentive Stock Option Plan to increase the number of shares reserved under the Plan to 1,400,000 shares and to increase the number of shares for Director Options to 4,000 shares per grant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE LADD FURNITURE, INC. 1994 INCENTIVE STOCK OPTION PLAN.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
               (PROPOSAL NUMBERED (3) IN THE ACCOMPANYING NOTICE)

     The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification. In recommending the ratification by the shareholders of the appointment of KPMG LLP, the Board of Directors is acting upon the recommendation of the Audit Committee, which is composed entirely of non-employee Directors and which has satisfied itself as to the firm's professional competence and standing. In making its recommendation, the Audit Committee has taken into consideration the audit scope and audit fees associated with such retention. A representative of KPMG LLP will attend the 1999 Annual Meeting of Shareholders to answer appropriate questions and to make any statement that such representative may desire to make.

     The Board of Directors unanimously recommends a vote "FOR" the ratification of the selection of KPMG LLP as independent public accountants to audit the books and accounts of the Company for the 1999 fiscal year. A favorable vote by the holders of a majority of the Company's outstanding shares of Common Stock represented at the meeting is required for ratification of independent auditors. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxies hereby solicited in favor of the approval of the selection of KPMG LLP as independent public accountants to audit the books and accounts of the Company for the 1999 fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                 DATE FOR THE RECEIPT OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the proxy materials for the 2000 Annual Meeting, any such proposal must be received by the Company at its executive offices not later than December 2, 1999 and meet all other applicable requirements for inclusion therein. Any shareholder proposal for next year's Annual Meeting submitted after February 16, 2000 will not be considered filed on a timely basis with the Company under SEC Rule 14a-4(c)(1). For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

                                 OTHER BUSINESS

     The Company does not intend to bring any business before the meeting other than that stated above in this Proxy Statement. However, if any other matters properly come before the meeting, the Proxyholders named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment or as instructed by the Board of Directors.

                                   FORM 10-K

     SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FREE OF CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO: LADD FURNITURE, INC., POST OFFICE BOX 26777, GREENSBORO, NC 27417-6777, ATTENTION:
JOHN J. ONG, VICE PRESIDENT -- INVESTOR RELATIONS.

     A copy of the Company's Annual Report to Shareholders for the year ended January 2, 1999, accompanies this Proxy Statement. The Annual Report and Annual Report on Form 10-K are not part of the Company's solicitation materials.

                            SOLICITATION OF PROXIES

     The Company expects to solicit proxies primarily by mail. Proxies may be solicited personally and by telephone by regular employees of the Company. The only expenses anticipated are those which are ordinarily incurred in connection with preparing, assembling and mailing the proxy material, including charges and expenses of communicating with shareholders. The total amount of such expenses will be borne by the Company.

     If you cannot be present at the meeting, you are requested to SIGN, DATE, and RETURN the accompanying Proxy in the enclosed envelope.

                                      WILLIAM S. CREEKMUIR
                                      Secretary

                              LADD FURNITURE, INC.

PROXY             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Fred L. Schuermann, Jr. and William S. Creekmuir, or either of them, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of LADD Furniture, Inc. held of record by the undersigned on March 10, 1999, at the Annual Meeting of Shareholders to be held on April 29, 1999 at 10:00 a.m. at Grandover Resort and Conference Center, One Thousand Club Road, Greensboro, N.C. or any adjournment thereof.

1.       ELECTION OF DIRECTORS

            FOR [ ]              WITHHOLD [ ]             FOR ALL EXCEPT [ ]

Charles R. Eitel, David A. Jones, Thomas F. Keller, Ian J. McCarthy, Zenon S. Nie, L. Glenn Orr, Jr., and Fred L. Schuermann, Jr.

(INSTRUCTION - To withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and write that nominee's name in the space provided below).

------------------------------------------------------------------------------

2.       Approval of amendment of the Company's 1994 Incentive Stock Option
         Plan.

         FOR [ ]           AGAINST [ ]             ABSTAIN [ ]

3. Ratification of the appointment of KPMG LLP as the independent public accountants for the 1999 fiscal year.

         FOR [ ]           AGAINST [ ]             ABSTAIN [ ]

4. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.


                                 DATED
                                       ---------------------------------, 1999
                                                 (Be sure to date Proxy)

                                       ---------------------------------------
                                                      Signature

                                       ---------------------------------------
                                                 Signature if held jointly

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                            IN THE ENCLOSED ENVELOPE